SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2003

Date of Report

(Date of earliest event reported)

RITA Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.

Mountain View, CA 94043

(Address of principal executive offices, with zip code)

(650) 314-3400

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

On April 29, 2003, RITA Medical Systems, Inc., a Delaware corporation (“RITA”), announced its financial results for the three month period ended March 31, 2003. A copy of RITA’s press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The financials used by the Company include non-GAAP financial measures, including pro-forma net loss and net loss per share that excludes expenses related to the settlement of patent disputes with Boston Scientific Corporation. Management excluded the litigation settlement expense from the pro forma net loss as this item is a one time expense and is not indicative of future operating results. Management believes a review of financial results excluding this item provides an important insight into the Company’s ongoing operating results and trends. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

This information is being filed under Item 5 but is intended to meet the requirements of Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition.”

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements: Not applicable.

(b)	Pro Forma Financial Information: Not applicable.

(c)	Exhibits:

99.1	Press Release of RITA Medical Systems, Inc. dated April 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: April 29, 2003	By:	/s/ DONALD STEWART
Donald Stewart Chief Financial Officer and Vice President, Finance and Administration

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of RITA Medical Systems, Inc. dated April 29, 2003.